Exhibit 99.2

STAAR Surgical Issues Shareholder Letter

LAKE FOREST, CA, March 3, 2026--- STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today issued a Shareholder Letter on Tuesday, March 3 after the market close. STAAR’s results release can be found here: https://investors.staar.com/news-and-events/press-releases.

Fellow Shareholders,

This past month marked an important transition for our company as we stepped into the roles of Interim co-Chief Executive Officers. We are honored by the Board’s confidence and deeply grateful for the dedication of our employees, the loyalty of our customers, and the opportunity to serve you—our shareholders. It is with great pleasure that we take on the responsibility of leading this organization.

STAAR has a long and successful history, and we intend to honor that heritage while advancing the organization forward with focus and urgency. We bring a shared philosophy centered on revenue growth, profitability expansion, and accelerated innovation. We are committed to being shareholder-focused, deeply engaged with our customers, and attentive listeners to our employees, surgeons, distributors, and investors. We believe in empowerment and accountability, clear priorities, and disciplined execution. Leadership transitions are moments not only to preserve what works, but to sharpen focus, accelerate innovation, and elevate our ambitions. STAAR has everything it takes to deliver on these goals: superior technology, trusted relationships with our partners and the team to execute.

As co-CEOs, our partnership is rooted in complementary experience, shared values, and a unified commitment to long-term value creation. We believe this structure enhances decision-making, deepens operational oversight, and positions us to move with both agility and discipline. Above all, we are aligned around a simple objective: delivering sustainable and profitable growth while strengthening the durability and competitiveness of our company.

We may not always get it right, but we approach the year ahead with confidence, rooted in the quality of STAAR’s products and our team, and urgency based on the exciting opportunities ahead and the multiple projects and priorities that we must convert to accomplishments. In the pages that follow, we outline our performance, the strategic priorities guiding our actions, and how we intend to create enduring value for our shareholders.

Thank you for your continued trust and partnership.

2025 was a difficult year of transition for STAAR. We expect 2026 to be a much better year, a year of growth, improving profitability, and meaningful progress across our innovation pipeline.

Less than five years ago, STAAR was experiencing a period of hypergrowth, and we believed that we could continue that pace well into the future. That success was built on the durable advantages of our Collamer® lens material and the growing global recognition that the future of refractive surgery is lens-based. Those advantages remain powerful today. Across most markets, refractive surgery continues to

Exhibit 99.2

take steps toward lens-based procedures and away from laser-vision correction procedures that require corneal tissue removal.

Over the past four years, however, a combination of macroeconomic headwinds—particularly in China, our largest market—and underperforming initiatives contributed to slower revenue growth, increased our cost structure, reduced our profitability, and delayed progress in our innovation pipeline. Some of our strategic efforts to grow revenue through heavy investments in consumer marketing – particularly in the United States – didn’t deliver in the way that we expected. These challenges understandably impacted investor confidence in STAAR.

In early 2025, we took decisive action. We shifted our marketing focus to a much more controlled, targeted approach that we believe will deliver considerably better return on investment. We temporarily paused shipments to China to address elevated channel inventory, initiated significant cost reductions, and accelerated manufacturing expansion in Switzerland in response to rising tariffs. These steps were difficult but necessary to reset the business and position STAAR for renewed growth and profitability.

Midway through the year, we entered a period of additional disruption related to the proposed merger with Alcon. This development created temporary uncertainty across parts of our distribution network and diverted management focus. In January 2026, our shareholders overwhelmingly rejected that proposal, allowing STAAR to return its full attention to long-term value creation. Shortly thereafter, we strengthened Board alignment by adding directors directly representing over 37% of our outstanding shares. And in February, we implemented new leadership at the CEO level using a co-CEO structure designed to enhance execution and accountability.

Our 2025 cost actions reversed the expense growth of prior years, and we achieved significant cost savings in 2025. As revenue recovers, we intend to maintain this cost discipline, positioning the company to return to profitability. Because our proprietary products earn strong gross margins, our operating margin has the potential to be quite high if we execute our plans effectively. We feel confident that our technology, product roadmap and ability to execute will enable us to both invest to generate significant revenue growth and achieve a substantial operating margin.

China Recovery and Operational Reset

Over the last several years, China’s economy faced a series of disruptions beginning with the COVID-19 pandemic. While the economy grew in each calendar year, the pandemic and its aftermath created significant quarterly volatility. Consumer spending was particularly uneven, at times declining temporarily, in part due to a historic housing downturn.

As the EVO ICL is a cash pay, premium procedure, these dynamics led to meaningful volatility in refractive procedure volumes and a prolonged pause in overall market growth. As a result, EVO ICL procedure growth slowed, and distributor inventories increased until we adjusted them in 2025.

During much of this period, STAAR did not have complete visibility into downstream inventory levels or actual EVO ICL procedure volumes. Over the past year, we have invested time and effort in more comprehensive data processes and analyses that now provide improved and still evolving insight into inventories across the channel. While this work is ongoing, our visibility has improved materially and will continue to strengthen.

Exhibit 99.2

Encouragingly, conditions in China began to stabilize in 2025. In-market EVO ICL demand recovered at an estimated mid-single-digit rate as distributor inventories normalized. Procedure volumes accelerated in the fourth quarter, and our largest customer in China reported continued market share gains for EVO ICL and other premium refractive procedures.

At the same time, Chinese government fiscal and monetary stimulus beginning in late 2024 has helped support consumer spending. Housing prices have remained weak, but the Chinese stock market has surged. Global luxury brands, that previously had reported declining sales in China largely reported a return to growth by late 2025. And throughout 2025, demand for refractive surgery was materially less volatile than in prior years.

We are encouraged by this stabilization and remain optimistic about the long-term opportunity in China. Refractive surgery penetration in China remains well below that of many developed markets, even though China has one of the highest rates of myopia in the world.

Beyond China, other emerging market countries in Asia present compelling long-term growth opportunities. Parts of India, for example, are now reaching income and urbanization levels similar to where refractive surgery began accelerating in China, and several other Asian markets offer strong future potential. Outside of Asia Pacific, we continue to build on our foundation of success in Europe, the Middle East, and in the Americas. In the United States, we have improved our cost structure to better align with revenue while continuing to deliver respectable growth. EVO ICL growth is occurring against a broader U.S. refractive market in which laser-based procedures, which require corneal tissue removal, have declined at double-digit rates since 2022. Excluding the temporary post-COVID rebound in 2021, that market has been in decline since 2018, with the rate of decline accelerating from approximately 8% to nearly 20%. Our growth in EMEA has been steady and reliable, and we believe we can continue having success despite declines in laser vision correction procedures.

As the ophthalmology community has discussed for years, the global epidemics of myopia and dry eye disease continue. Refractive surgery addresses myopia, and notably, lens-based refractive surgery does not cause dry eye disease. STAAR is the global leader in lens-based refractive surgery and intends to continue leading the field with our Collamer material and continuing innovation.

Inventory Normalization, Cost Discipline, and Strategic Execution

Our most significant operational challenge in 2025 was working through rebalancing product inventory in China following weakened demand in 2024. That year saw a double-digit decline in in-market EVO ICL sales and elevated inventory levels. In response, we deliberately paused shipments, normalized channel inventory, and strengthened distributor discipline.

These actions were painful but necessary. By late 2025, inventory held by our distributor customers in China had declined below contractual levels, in-market sales and procedures improved, and business momentum began to return.

At the same time, we executed a comprehensive cost-reduction program. Prior to 2024, STAAR had delivered strong adjusted earnings per share for six consecutive years. However, operating expense growth began to outpace revenue growth in 2023.

In early 2025, we acted decisively, and reduced our operating expenses before merger and restructuring charges—beating our second half run rate target of $225 million which we communicated to investors

Exhibit 99.2

back in Q1’25. As our revenue recovers, we intend to maintain this cost discipline, positioning STAAR for a return to profitability. Over time, we believe that we can return our business to the double-digit operating margin that we consistently achieved a few years ago, while also returning to substantial revenue growth.

Midway through 2025, our business also entered a period of one-time disruptions related to the proposed merger with Alcon. Some distributors returned inventory or paused activity amid merger-related uncertainty. While these disruptions depressed our fourth-quarter results, we believe that reduced distributor inventories will lead to improved revenue in 2026 and beyond. Since the termination of the Alcon merger agreement in January 2026, we have renewed our focus on revenue growth, improving profitability, and accelerating innovation to drive long-term standalone value creation.

Manufacturing Expansion and Tariff Mitigation

In early 2025, rising international tariffs created additional headwinds for our business. STAAR mitigated near-term exposure by deploying temporary consignment inventory to distributors and leveraging existing China-held inventory, while simultaneously accelerating our manufacturing expansion in Nidau, Switzerland.

Our Swiss facility began producing commercial product in 2025 and is now focused exclusively on building EVO and EVO+ for China. This approach allows us to supply China with next-generation lenses that are not subject to US-China tariff volatility. While this transition has carried incremental and duplicative costs, it helps mitigate tariff exposure, and it significantly strengthens our long-term supply chain resilience. We are pleased with our progress on manufacturing yields and quality metrics that we are now achieving in Nidau, which provide a strong base for increased manufacturing volume.

Product Momentum and Pipeline Progress

Momentum is growing across our product portfolio.

In mid-2025, we received regulatory approval in China for EVO+, our next-generation ICL featuring a larger optic zone designed to improve visual quality for patients with larger pupils. Initial shipments began from Switzerland to China in November of 2025, and early customer demand has exceeded expectations. We expect EVO+ in China to continue to command higher average selling prices and contribute to long-term margin expansion as production scales.

In the U.S., the FDA recently expanded EVO ICL’s approved age range from 21–45 to 21–60, opening access to nearly eight million additional potential patients. In markets where EVO ICL is approved up to age 60, patients aged 46–60 typically represent approximately 6% of the EVO ICL patient base. In 2025, we also received regulatory approval for Taiwan. We plan to expand our efforts in that market in 2026 and beyond as we believe it represents an exciting opportunity for STAAR.

Over time, EVO ICL has grown to represent an estimated 12% of refractive surgeries globally, while overall laser vision correction procedures, which require corneal tissue removal, have trended lower.

Our development pipeline offers additional promise to further increase the advantages of lens-based refractive surgery and expand our addressable market. We look forward to updating you on this progress throughout 2026.

Exhibit 99.2

Strengthening the Organization

During 2025, we strengthened key areas of our leadership team to support operational excellence and regional execution. In June, we welcomed Filip De Keersmaecker as Senior Vice President, End-to-End Supply Chain. Filip brings deep operational expertise and is leading the effort to ensure product availability while improving working capital. He will also be focused on improving manufacturing efficiency, quality metrics, and supply chain resiliency.

In September, we appointed Ying Chen as Senior Vice President of APAC. Ying brings fresh perspective and strong leadership experience. Her addition strengthens our execution in Asia Pacific and supports our efforts to improve commercial discipline and alignment in China and across the broader region.

We believe these leadership additions meaningfully strengthen our operational foundation as we enter 2026.

Positioned for 2026 and Beyond

With China inventory normalization largely complete, strong early demand for EVO+ in China, meaningful cost reductions behind us, and Swiss manufacturing expansion ramping, we enter 2026 positioned for renewed growth and improving profitability.

During 2026 we are focused on three core objectives:

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Revenue Growth - Drive revenue growth through focus and execution — accelerating performance in key markets while working to unlock new opportunities

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Profit Expansion - Profit expansion through disciplined investing, focusing on markets with the highest returns, improving costs enterprise-wide, increasing manufacturing yields, maximizing fair ASPs, and scrutinizing distributor economics

•
Innovation Acceleration - Innovation acceleration by delivering near-term enhancements to our product portfolio while strengthening our next-generation pipeline

STAAR possesses differentiated proprietary material in Collamer, exceptional optical technology in EVO ICL, and a proven ability to gain market share. With a large addressable opportunity driven by rising global myopia prevalence, we believe STAAR has a winning formula.

Our Board, leadership team, and employees are aligned, our strategy is clear, and our focus is on disciplined execution and the urgent task of long-term shareholder value creation.

Thank you for your continued support.

Sincerely,

Warren Foust

Interim Co-Chief Executive Officer

President and Chief Operating Officer

Exhibit 99.2

Deborah Andrews

Interim Co-Chief Executive Officer

Chief Financial Officer

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 4 million ICLs in over 85 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Safe Harbor

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections (including sales), plans, strategies, and objectives of management for 2026 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to expected or future financial performance. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to our ability to grow or generate profit; global economic conditions; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure; as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended January 2, 2026 under the caption “Risk Factors,” which is filed with the Securities and Exchange Commission and available in the “Investor Information” section of the Company’s website under the heading “SEC Filings” And in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.

We intend to use our website as a means of disclosing material non-public information about the Company and complying with Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections at investors.staar.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, SEC filings and public conference

Exhibit 99.2

calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the News & Alerts section at https://investors.staar.com/.

CONTACT:

Investor/Media Contact: ir@staar.com

Connie Johnson

cjohnson@staar.com

(626) 303-7902 (ext. 2207)

Asia Investor/Media Contact:

Niko Liu, CFA

nliu@staar.com

United States: (626) 303-7902 (ext. 3023)

Hong Kong: +852 6092-5076